Exhibit 5.1

Simpson Thacher & Bartlett llp

425 lexington avenue
new york, ny 10017-3954

telephone: +1-212-455-2000
facsimile: +1-212-455-2502

September 24, 2020

Bentley Systems, Incorporated
685 Stockton Drive
Exton, PA 19341

Ladies and Gentlemen:

We have acted as counsel to Bentley Systems, Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 73,654,723 shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Shares”), consisting of: (i) up to 13,604,723 shares of Class B Common Stock that may be issued by the Company upon the exercise of stock options issued and outstanding under the Bentley Systems, Incorporated 2015 Equity Incentive Plan (the “2015 Plan” and, the Shares issued upon such exercise, the “Option Shares”), (ii) up to 10,000,000 shares of Class B Common Stock that may be issued by the Company pursuant to the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “DCP”), (iii) up to 50,000 shares of Class B Common Stock that may be issued by the Company pursuant to the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors (the “NEDDCP”), (iv) up to 25,000,000 shares of Class B Common Stock that may be issued by the Company pursuant to the Bentley Systems, Incorporated 2020 Omnibus Incentive Plan (the “2020 Plan”) and (v) up to 25,000,000 shares of Class B Common Stock that may be issued by the Company pursuant to the Bentley Systems, Incorporated Global Employee Stock Purchase Plan (together with the 2015 Plan, the DCP, the NEDDCP and the 2020 Plan, the “Plans”).

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Simpson Thacher & Bartlett LLP

Bentley Systems, Incorporated	-2-	September 24, 2020

We have examined the Registration Statement, a form of the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”), the Plans, each of which has been filed with the Commission as an exhibit to the Registration Statement, and the form of option agreement under the 2015 Plan pursuant to which the options relating to the Option Shares were issued (each, an “Option Agreement”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Amended Certificate is filed with the Secretary of State for the State of Delaware in the form filed with the Commission as an exhibit to the Registration Statement prior to the issuance of any of the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) when the Amended Certificate has been duly filed with the Secretary of State of the State of Delaware and (2) upon issuance and delivery in accordance with the Plans and, in the case of the Option Shares, the applicable Option Agreement following the valid exercise by the applicable stockholder of the related option, the Shares will be validly issued, fully paid and nonassessable.

Simpson Thacher & Bartlett LLP

Bentley Systems, Incorporated	-3-	September 24, 2020

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP